UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2001

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events and Regulation FD Disclosure

See the following press release, dated November 30, 2001, announcing senior management changes:

For Immediate Release:	Contact: Laura Stevens
November 30, 2001	(860) 648-8177

Gerber Scientific Board Announces Senior Management Changes

George M. Gentile named Chairman

Marc T. Giles named President and CEO

Shawn M. Harrington named CFO

SOUTH WINDSOR, Conn. --The board of directors of Gerber Scientific Inc. (NYSE: GRB) today named George M. Gentile chairman of the board of Gerber Scientific. The board also named Marc T. Giles president and chief executive officer and a director of the company, and named Shawn M. Harrington chief financial officer.

Michael J. Cheshire, former chairman and CEO, has resigned to pursue other professional and personal interests.

Gentile, 65, currently a member of Gerber's board of directors, served as Gerber's chairman and CEO from August 1996 to his retirement in June 1998. Prior to that, Gentile was Gerber's chief financial officer. He joined Gerber Scientific in 1963 and proved instrumental in driving the company's business success over the years, serving in various key financial and management positions.

Giles, 45, joined Gerber Technology as president in 2000 after 12 years with FMC Corp., Chicago, where he held a number of senior positions in sales and marketing management, strategy development, and general management. Prior to joining FMC, he spent 10 years with Norton Co., Worcester, Mass. He is a graduate of Union College, Schenectady, N.Y.

"Marc has done a superlative job managing Gerber Technology in this difficult and uncertain economic environment. We are confident of his future success and look forward to working with him to implement our plan to reduce indebtedness and increase profitability while continuing to be the world's innovative leader in the markets we serve," stated Gentile. "We thank Mike Cheshire for his contributions to the growth and diversification of Gerber to create a more balanced aftermarket and equipment mix, and wish him the best in his future endeavors."

Gerber's board also appointed Shawn M. Harrington, 48, as the company's chief financial officer, replacing Gary K. Bennett, who retired. Harrington, an 18-year company employee, is currently president of Gerber Coburn Optical Inc. He served in various financial management positions before being named president and chief operating officer of Gerber Optical in 1996. Prior to joining Gerber, Harrington, a CPA, was a senior audit manager for Peat Marwick Mitchell & Co., Hartford, Conn.

"Shawn has led Gerber Coburn's growth and profitability in the past few years, and having his operational experience and financial expertise in the CFO's position will be a great asset to the company as we pursue our strategic objectives," Giles said.

Gerber Scientific Inc. provides high technology systems and solutions that enable mass customization in diverse industries. Headquartered in South Windsor, Conn., Gerber Scientific is the world leader in three core markets -- sign making and specialty graphics, apparel and flexible materials, and optical lens processing -- which it serves through four wholly owned subsidiaries: Gerber Scientific Products, South Windsor, Conn.; Spandex PLC, Bristol, England; Gerber Technology, Tolland, Conn.; and Gerber Coburn Optical Inc., South Windsor, Conn. In addition, the company is building a presence in the global packaging and commercial printing industries through its Gerber Innovations group, Manchester, Conn., and is currently bringing a new concept in point-of-sales merchandising to U.S. retailers via SignStorey Inc., Tolland, Conn. Gerber Scientific employs about 2,300 globally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	November 30, 2001	By:	/s/ Anthony L. Mattacchione
Anthony L. Mattacchione Corporate Controller, Acting Principal Accounting Officer (Principal Accounting Officer)